Exhibit 23.1

                       [LETTERHEAD OF INFANTE & COMPANY]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of Form SB-2-Amendment No. 2 of our report dated July 31, 2006 relating to the June 30, 2006 financial statements of Cavit Sciences, Inc. We also consent to the reference to our Firm under the Caption "Experts" in the Registration Statement.


/s/ Infante & Company
-----------------------------

Infante & Company
Hollywood, FL
october 10, 2006